EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The St. Paul Travelers Companies, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 regarding the St. Paul Travelers 401(k) Savings Plan (the “Plan”) of our reports dated March 16, 2005, with respect to the consolidated balance sheet of The St. Paul Travelers Companies, Inc. as of December 31, 2004 and 2003, and the related consolidated statement of income (loss), shareholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of The St. Paul Travelers Companies, Inc.  Our reports refer to a change in the Company’s method of accounting for goodwill and other intangible assets in 2002.

We also consent to the incorporation by reference in the registration statement on Form S-8 regarding the Plan of our report dated June 29, 2005, relating to the statements of net assets available for benefits of The St. Paul Companies, Inc. Stock Ownership Plan as of December 31, 2004 and 2003, the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental Schedule H, Line 4i-Schedule of Assets (held at end of year) as of December 31, 2004 and Schedule H, Line 4j-Schedule of Reportable Transactions for the year ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of the St. Paul Companies, Inc. Stock Ownership Plan.

We also consent to the incorporation by reference in the registration statement on Form S-8 regarding the Plan of our report dated June 29, 2005 with respect to the financial statements of the Travelers 401(k) Savings Plan as of and for the years ended December 31, 2004 and 2003, and the related supplemental schedule, which report appears in the December 31, 2004 annual report on Form 11-K of the Travelers 401(k) Savings Plan.

/s/ KPMG LLP
KPMG LLP

Minneapolis, Minnesota
September 1, 2005